                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 41 to Registration  Statement No. 33-39242 on Form N-1A of American  Century
World Mutual Funds, Inc. of our reports dated January 13, 2006, appearing in the respective Annual Reports of International Growth Fund,  International Discovery
Fund, Emerging Markets Fund, Global Growth Fund, Life Sciences Fund,  Technology
Fund, International  Opportunities Fund and International Stock Fund, comprising
American Century World Mutual Funds,  Inc. for the year ended November 30, 2005, in the Statement of Additional  Information,  which is part of this Registration
Statement. We also consent to the reference to us under the caption "Independent
Registered Public Accounting Firm" in such Statement of Additional Information.

/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
March 6, 2006